UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 1, 2022
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01     Regulation FD Disclosure.

On June 10, 2022, Andrew Houston, the CEO, co-founder, and chair of the board of Dropbox, Inc. (“Dropbox” or the “company”), adopted a new stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This pre-arranged trading plan was adopted in order to allow Mr. Houston to sell a portion of his Dropbox stock over time as part of his long-term strategy for individual asset diversification and liquidity. In addition, Mr. Houston recently married and intends to purchase a home.

Pursuant to the plan, Mr. Houston’s stock trades will be spread out over a period of approximately one year beginning in October 2022 to reduce market impact on any given day. All sales of shares under Mr. Houston’s trading plan are subject to volume limitations, pursuant to Rule 144, which limits the amount of shares that can be sold in any three-month period.

As of the date he entered into the plan, Mr. Houston held approximately 81,132,337 Class B shares and 10,513,845 Class A shares, representing approximately 73.31% of the voting power of the company. Under the terms of Mr. Houston’s new trading plan, he intends to sell up to approximately 1,600,000 Class B shares (with such shares converting into Class A shares prior to sale) and 1,530,451 Class A shares. If Mr. Houston completes such planned sales under his trading plan, he would continue to own approximately 79,532,337 Class B shares and approximately 8,983,394 Class A shares, which would represent approximately 71.75% of the company’s voting power (assuming no other issuances, repurchases, sales or conversions of Dropbox’s capital stock occur). Additionally, to the extent Mr. Houston vests into additional tranches of his co-founder RSA award, his trading plan provides that a portion of any issued shares will be sold to satisfy related income taxes. Each Class B share is entitled to ten votes and each Class A share is entitled to one vote.

The information in this Current Report on Form 8-K is furnished to comply with Item 7.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2022

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer